EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Cornerstone Community Bank Employee Stock Ownership Plan of our report dated February 18, 2005, with respect to the consolidated financial statements of Cornerstone Bancshares, Inc. and subsidiary, included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/S/ HAZLETT, LEWIS & BIETER, PLLC

Chattanooga, Tennessee
January 6, 2006